Profire Energy Reports Financial Results for Fourth Quarter and Full Fiscal Year 2022
Company Reports Second-Highest Quarterly Revenue in Company History

LINDON, Utah March 8, 2023 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company (the "Company") that provides solutions which enhance the efficiency, safety, and reliability of industrial combustion appliances, today reported financial results for its fourth quarter and full fiscal year ending December 31, 2022. A conference call will be held on Thursday, March 9, 2023 at 8:30 a.m. ET to discuss the results.

Fourth Quarter Summary
•Revenue of $14.0 million, a 69% increase from prior year quarter
•Gross profit of $6.6 million, a 91% increase compared to the same quarter of 2021
•Gross margin of 47.0%, a 540 basis point increase from prior year quarter
•Net Income of $1.8 million, or $0.04 per diluted share
•Generated EBITDA of $2.6 million

Full-year Fiscal 2022 Summary
•Revenue of $45.9 million, a 74% increase from prior year
•Gross profit of $21.7 million, a 90% increase over the prior year
•Gross Margin of 47.1%, 380 basis point increase from 2021
•Net profit of $3.9 million or $0.08 per diluted share
•Generated EBITDA of $6.6 million
•Repurchased 961,221 shares of stock for $1.2 million
•Cash and liquid investments of $16 million and remained debt-free

“We closed 2022 on a very strong note, posting our second-highest quarterly revenue in company history, and our best annual revenue since 2018,” said Ryan Oviatt, Co-Chief Executive Officer and CFO of Profire Energy. “We were able to replenish much of our inventory to pre-pandemic levels despite the ongoing global supply chain challenges, which we expect to continue throughout the coming year. We also generated operating cash flow and repurchased approximately two percent of our outstanding shares while remaining debt free. We remain well-positioned to capitalize on further diversification efforts and new business opportunities that become available thanks to our solid financial performance and our strong balance sheet.”

Fourth Quarter 2022 Financial Results

Total revenues for the period equaled $14.0 million, compared to $12.8 million in the third quarter of 2022 and $8.3 million in the prior-year quarter. The sequential and year-over-year increase was primarily driven through sustained historically high oil prices, an increase in rig counts and steady completion activity.

Gross profit was $6.6 million, compared to $6.1 million in the third quarter of 2022 and $3.4 million in the prior-year quarter. Gross margin was 47.0% of revenues, compared to 47.7% of revenues in the prior quarter and 41.6% of revenues in the fourth quarter of 2021. The increase in gross profit is due to higher revenue which generates additional fixed cost coverage, while the sequential gross margin decrease reflects product and service mix fluctuations and ongoing inflationary pressures.

Total operating expenses were $4.3 million, compared to $4.0 million in the third quarter of 2022 and $3.7 million in the year-ago quarter. The increase is related to inflationary pressures across the business as well as increases in variable costs, like sales commissions, due to the increase in business performance and activity.

Compared with the same quarter last year, operating expenses for G&A increased 18%, R&D increased 20% and depreciation decreased by 46%.

Net income was $1.8 million, or $0.04 per diluted share, compared to net income of $1.2 million or $0.02 per diluted share in the third quarter of 2022 and net loss of ($145,123) or ($0.00) per share in the same quarter last year.

Full Year 2022 Financial Results
Total revenues for the year equaled $45.9 million, versus $26.4 million in the prior year. The increase was primarily driven by improved global demand for oil and gas production as economies recovered from the COVID-19 pandemic, and by significant progress in the Company's revenue diversification efforts.

Gross profit was $21.7 million compared to $11.4 million last year. Gross margin was 47.1% of total revenues, compared to 43.3% of revenues in the prior year. The increase was driven by better fixed cost leverage as a result of the higher revenue base and price increases on the products we sell.

Total operating expenses were $16.5 million versus $13.4 million in the prior year. The increase is primarily due to inflationary pressures in all areas of our business, ongoing supply chain challenges, and increases in variable costs, like commissions and incentive compensation, that grow with strong business performance and increased activity.

Compared with last year, operating expenses for G&A increased 25%, R&D increased 28% and depreciation decreased 18%.

Net income was $3.9 million or $0.08 per diluted share, compared to a net loss of $1.1 million or ($0.02) per share last year.

Cash and liquid investments totaled $16.0 million on December 31, 2022 compared to $17.5 million at the end of 2021. The Company invested $1.2 million during the year in its share repurchase program and spent $600,000 on capital expenditures. The Company continues to operate debt-free.

“Our 2022 results reflect growth achieved in our strategic areas of focus including upstream & midstream oil and gas, critical energy infrastructure, utility and transmission as well as meaningful progress in our diversification efforts.” stated Cameron Tidball, Co-CEO of Profire Energy. “While oil prices declined in the second half of 2022, there remains pent-up demand for our products due to multiple years of under investment, deferred capital expenditures and continued demand for energy derived from hydrocarbons. We are confident that we are in a position to further build on these strong results in 2023.”

Conference Call

Profire Energy Executives will host the call, followed by a question and answer period.
Date: Thursday, March 9, 2023
Time: 8:30 a.m. ET (6:30 a.m. MT)
Toll-free dial-in number: 1-855-327-6837
International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link: https://viavid.webcasts.com/starthere.jsp?ei=1585244&tp_key=1ffc4d0989
The webcast replay will be available for one year.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.

A replay of the call will be available via the dial-in numbers below after 12:30 p.m. ET on the same day through March 23, 2023.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671
Replay Pin Number: 10020758

About Profire Energy, Inc.
Profire Energy is a technology company providing solutions that enhance the efficiency, safety, and reliability of industrial combustion appliances while mitigating potential environmental impacts related to the operation of these devices. It is primarily focused in the upstream, midstream, and downstream transmission segments of the oil and gas industry; however, the Company has commenced successful sales of its solutions in other industries with significant combustion requirements. Profire specializes in the engineering and design of burner and combustion management systems and solutions used on a variety of natural and forced draft applications. Its products and services are sold primarily throughout North America. It has an experienced team of sales and service professionals that are strategically positioned across the United States and Canada. Profire has offices in Lindon, Utah; Victoria, Texas; Homer, Pennsylvania; Millersburg, Ohio; and Acheson, Alberta, Canada. For additional information, visit www.profireenergy.com.
Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company’s expected growth, the Company’s expected revenues from recent acquisitions, the Company’s plans to make internal and external investments, and the availability of Company resources to make beneficial investments in 2022 and beyond. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities and Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, Co-CEO & CFO
(801) 796-5127

Three Part Advisors
Steven Hooser, Partner
214-872-2710

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. We believe this non-GAAP financial measure is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

The Following is a tabular presentation of EBITDA, including a reconciliation to net income which the Company believes to be the most directly comparable US GAAP financial measure.

	12/31/2022	12/31/2022
EBITDA Calculation:	3 months	TTM
Net Income	$ 1,825,024	$ 3,947,762
add back net income tax expense	$ 592,503	$ 1,738,422
add back net interest expense	$ (90,166)	$ (177,125)
add back depreciation and amortization	$ 270,008	$ 1,101,044
EBITDA calculated	$ 2,597,369	$ 6,610,103
EBITDA Margin Calculation:
EBITDA	$ 2,597,369	$ 6,610,103
divided by total revenue	$13,971,018	$ 45,936,642
EBITDA Margin	18.6%	14.4%

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
	As of
ASSETS	December 31, 2022	December 31, 2021
CURRENT ASSETS
Cash and cash equivalents	$ 7,384,578	$ 8,188,270
Short-term investments (note 2)	1,154,284	1,013,683
Accounts receivable, net	10,886,145	6,262,799
Inventories, net (note 3)	10,293,980	7,185,248
Prepaid expenses and other current assets (note 4)	2,314,639	1,025,276
Income tax receivable	—	560,445
Total Current Assets	32,033,626	24,235,721

LONG-TERM ASSETS
Net deferred tax asset	—	163,254
Long-term investments (note 2)	7,503,419	8,259,809
Financing right-of-use asset	120,239	65,280
Property and equipment, net (note 5)	10,423,964	11,185,539
Intangible assets, net (note 6)	1,268,907	1,549,138
Goodwill (note 6)	2,579,381	2,579,381
Total Long-Term Assets	21,895,910	23,802,401
TOTAL ASSETS	$ 53,929,536	$ 48,038,122

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$ 2,955,506	$ 1,822,559
Accrued liabilities (note 7)	3,573,994	1,872,348
Current financing lease liability (note 8)	53,646	30,214
Income taxes payable	205,169	—
Total Current Liabilities	6,788,315	3,725,121
LONG-TERM LIABILITIES
Net deferred income tax liability	488,858	136,106
Long-term financing lease liability (note 8)	67,883	35,912
TOTAL LIABILITIES	7,345,056	3,897,139

STOCKHOLDERS' EQUITY (note 9)
Preferred stock: $0.001 par value, 10,000,000 shares authorized: no shares issued or outstanding	—	—
Common stock: $0.001 par value, 100,000,000 shares authorized: 52,143,901 issued and 47,105,771 outstanding at December 31, 2022, and 51,720,142 issued and 47,643,233 outstanding at December 31, 2021	52,144	51,720
Treasury stock, at cost	(7,336,323)	(6,107,593)
Additional paid-in capital	31,737,843	30,819,394
Accumulated other comprehensive loss	(3,294,873)	(2,100,467)
Retained earnings	25,425,689	21,477,929
TOTAL STOCKHOLDERS' EQUITY	46,584,480	44,140,983
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 53,929,536	$ 48,038,122

    These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income
	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
REVENUES (note 10)
Sales of goods, net	$ 42,318,263	$ 23,690,994
Sales of services, net	3,618,380	2,665,182
Total Revenues	45,936,643	26,356,176

COST OF SALES
Cost of goods sold-product	21,425,176	12,825,906
Cost of goods sold-services	2,860,077	2,129,255
Total Cost of Goods Sold	24,285,253	14,955,161

GROSS PROFIT	21,651,390	11,401,015

OPERATING EXPENSES
General and administrative	14,396,763	11,533,496
Research and development	1,432,000	1,120,080
Depreciation and amortization	628,019	762,439
Total Operating Expenses	16,456,782	13,416,015

INCOME (LOSS) FROM OPERATIONS	5,194,608	(2,015,000)

OTHER INCOME (EXPENSE)
Gain on sale of fixed assets	318,075	192,183
Other income (expense)	(3,626)	8,715
Interest income	177,125	133,201
Total Other Income	491,574	334,099

INCOME (LOSS) BEFORE INCOME TAXES	5,686,182	(1,680,901)

INCOME TAX BENEFIT (EXPENSE) (Note 12)	(1,738,422)	629,358

NET INCOME (LOSS)	$ 3,947,760	$ (1,051,543)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation gain (loss)	$ (670,167)	$ 54,006
Unrealized losses on investments	(524,239)	(5,549)
Total Other Comprehensive Income (Loss)	(1,194,406)	48,457

COMPREHENSIVE INCOME (LOSS)	$ 2,753,354	$ (1,003,086)

BASIC EARNINGS (LOSS) PER SHARE (note 13)	$ 0.08	$ (0.02)
FULLY DILUTED EARNINGS (LOSS) PER SHARE (note 13)	$ 0.08	$ (0.02)
BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	47,161,101	48,070,581
FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	48,447,342	48,070,581
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
OPERATING ACTIVITIES
Net income (loss)	$ 3,947,760	$ (1,051,543)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,101,044	1,255,647
Gain on sale of fixed assets	(318,075)	(192,183)
Bad debt expense	77,704	15,979
Stock awards issued for services	814,769	567,077
Changes in operating assets and liabilities:
Accounts receivable	(4,745,871)	(2,595,483)
Income taxes receivable/payable	765,650	(101,990)
Inventories	(3,240,049)	1,247,004
Prepaid expenses and other current assets	(1,337,076)	705,575
Deferred tax asset/liability	512,274	(524,791)
Accounts payable and accrued liabilities	2,937,947	1,323,635
Net Cash Provided by Operating Activities	516,077	648,927

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	520,068	177,851
Sale (purchase) of investments	91,601	(826,827)
Purchase of property and equipment	(601,012)	(168,527)
Net Cash Provided by (Used in) Investing Activities	10,657	(817,503)

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	(145,930)	(46,873)
Cash received in exercise of stock options	33,863	6,053
Purchase of treasury stock	(1,228,730)	(754,574)
Principal paid towards lease liability	(34,214)	(40,745)
Net Cash Used in Financing Activities	(1,375,011)	(836,139)

Effect of exchange rate changes on cash	44,585	44,673

NET DECREASE IN CASH	(803,692)	(960,042)
CASH AT BEGINNING OF PERIOD	8,188,270	9,148,312

CASH AT END OF PERIOD	$ 7,384,578	$ 8,188,270

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$ 17,726	$ 3,205
Income taxes	$ 847,712	$ 17,150
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued in settlement of accrued bonuses	$ 212,788	$ —
These financial statements should be read in conjunction with the Form 10-K and accompanying footnotes.